UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2019

RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
130 King Street West, Suite 300
Toronto, Ontario M5X 1E1
(Address of principal executive offices, including Zip Code)
(905)
845-6511
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	QSR	New York Stock Exchange Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.
Indenture
Overview
On November 19, 2019, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the
“Co-Issuer”
and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into an indenture (the “Indenture”), by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and as collateral agent, in connection with the issuance and sale by the Issuers to Morgan Stanley & Co. LLC and certain other initial purchasers of $750 million aggregate principal amount of 4.375% Second Lien Senior Secured Notes due 2028 (the “Notes”). The Issuers expect to use the proceeds from the issuance of the Notes to repay approximately $720 million of the outstanding borrowings under the Term Loan B Facility (as defined below), to pay related fees and expenses and for general corporate purposes.
Interest; Ranking; Guarantees; Security
The Notes will mature on January 15, 2028, and bear interest at a rate of 4.375% per annum, payable semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2020. The Notes are second lien senior secured obligations and are (i) equal in right of payment with all of the Issuers’ existing and future senior debt, including borrowings under the Issuers’ senior secured first lien term loan A facility (the “Term Loan A Facility”) and senior secured first lien term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”), the revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facilities, the ”Senior Secured Credit Facilities”), the Issuers’ 5.00% Second Lien Senior Secured Notes due 2025 (the ”Existing Second Lien Notes”), the Issuers’ 4.250% First Lien Senior Secured Notes due 2024 (the ”2024 First Lien Notes”) and the Issuers’ 3.875% First Lien Senior Secured Notes due 2028 (the ”2028 First Lien Notes” and, collectively with the 2024 First Lien Notes, the “Existing First Lien Notes” and, collectively with the Existing Second Lien Notes, the “Existing Notes”); (ii) effectively subordinated in right of payment to all of the Issuers’ existing and future indebtedness that is secured by a lien on the collateral on a first-priority basis, including the Senior Secured Credit Facilities and the Existing First Lien Notes, to the extent of the value of the collateral securing such debt; (iii) equal in right of payment with all of the Issuers’ existing and future second-priority senior secured debt, including obligations under the Existing Second Lien Notes, to the extent of the value of the collateral securing such debt; (iv) effectively senior in the right of payment to all of the Issuers’ existing and future unsecured senior debt and junior lien debt, to the extent of the value of collateral securing the Notes; (v) senior in right of payment to all of the Issuers’ future subordinated debt; and (vi) structurally subordinated to all existing and future liabilities of the Issuers’
non-guarantor
subsidiaries.
The Notes are guaranteed (the “Guarantees”) fully and unconditionally, and jointly and severally, on a second lien senior secured basis by each of the Issuers’ wholly owned restricted subsidiaries that guarantee the Issuers’ obligations under certain credit facilities (including the Senior Secured Credit Facilities).

The Guarantees will be the Guarantors’ second-priority senior secured obligations and will be (i) equal in right of payment with all of such Guarantors’ existing and future senior debt, including borrowings under and guarantees of the Senior Secured Credit Facilities and guarantees in respect of the Existing Notes; (ii) effectively subordinated in right of payment to all of such Guarantors’ existing and future first-priority senior secured debt, including the borrowings under and guarantees of the Senior Secured Credit Facilities and the obligations under the Existing First Lien Notes and the existing notes of The TDL Group Corp. (which are secured by a first-priority lien on the assets of The TDL Group Corp.), to the extent of the value of the collateral securing such first-priority debt; (iii) equal in right of payment with all of such Guarantors’ existing and future second-priority senior secured debt, including the guarantees with respect of the Existing Second Lien Notes, to the extent of the value of the collateral securing the Guarantees; (iv) effectively senior to all of such Guarantors’ existing and future unsecured senior debt and junior lien debt to the extent of the value of the collateral securing the guarantees; (v) senior in right of payment to all of such Guarantors’ future subordinated debt; and (vi) structurally subordinated to all existing and future liabilities of all such Guarantors’
non-guarantor
subsidiaries.
Optional Redemption
The Issuers may redeem some or all of the Notes at any time prior to November 15, 2022 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may redeem some or all of the Notes at any time on or after November 15, 2022 at the redemption prices set forth in the Indenture. In addition, at any time prior to November 15, 2022, up to 40% of the original aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture. The Notes may also be redeemed upon certain changes in tax laws.
In connection with any tender offer for the Notes, including a change of control offer or an asset sale offer, the Issuers will have the right to redeem the Notes at a redemption price equal to the amount offered in that tender offer if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer.
Change of Control
If the Issuers experience a change of control, the Issuers must offer to repurchase the Notes from the holders thereof at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including additional amounts specified in the Indenture, if any), if any, to, but excluding, the date of such repurchase.
Covenants and Events of Default
The terms of the Indenture, among other things, limit the ability of the Issuer and its restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Issuers’ assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers and their restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.
The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.14 hereto, and the form of Notes, filed as Exhibit 4.14(a) hereto, each of which is incorporated herein by reference.
Amendment No. 4 to the Credit Agreement
On November 19, 2019, the Issuers entered into Amendment No. 4 (the “2019 Amendment”) to the Credit Agreement, dated as of October 27, 2014 (as amended, supplemented or otherwise modified by the “Credit Agreement”), by and among the Issuer and the
Co-Issuer
as borrowers (the “Borrowers”), 1013421 B.C. Unlimited Liability Company, as holdings, the guarantors party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The 2019 Amendment amends the Credit Agreement to, among other things, (i) extend the maturity date of the Term Loan B Facility from February 17, 2024 to November 19, 2026, (ii) reduce the interest rate applicable to the Term Loan B Facility, at the Borrowers’ option, either (x) a base rate plus an applicable margin equal to 0.75% or (y) a Eurocurrency rate plus an applicable margin equal to 1.75 and (iii) reduce the interest rate floor applicable to the Term Loan B Facility to either (x) 1.00% for base rate loans or (y) 0.00% for Eurocurrency rate loans. The security and guarantees under the amended Term Loan Facility will be the same as those under the existing Term Loan Facility.
There will be no other material changes to the terms of the Credit Agreement. For a description of the Credit Agreement, see the Company’s Annual Report on Form
10-K
filed with the Securities and Exchange Commission on February 22, 2019.
The foregoing summary of the 2019 Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 2019 Amendment, filed as Exhibit 10.68 hereto, which is incorporated herein by reference.
Certain Relationships
The Initial Purchasers and the Lenders and their affiliates from time to time have provided in the past and may provide in the future various financial advisory, investment banking and other commercial lending services in the ordinary course of business to the Company and its affiliates. In addition, affiliates of certain of the Initial Purchasers are lenders and/or agents under the Senior Secured Credit Facilities and as such are entitled to certain fees and expenses in connection therewith. The Issuers expect to use the proceeds from the issuance of the Notes to repay a portion of the outstanding borrowings under the Term Loan B Facility, to pay related fees and expenses and for general corporate purposes. To the extent the Initial Purchasers or their affiliates are lenders under the Term Loan B Facility, they will receive a portion of the net proceeds of the issuance of the Notes.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

4.14
Indenture, dated as of November 19, 2019, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.14(a)	Form of 4.375% Second Lien Senior Secured Note due 2028 (included as Exhibit A to Exhibit 4.14).

10.68
Amendment No. 4, dated as of November 19, 2019, to the Credit Agreement, dated October 27, 2014, by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, New Red Finance, Inc., as subsidiary borrower, 1013421 B.C. Unlimited Liability Company, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender, and the other lenders party thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Matthew Dunnigan
Name:	Matthew Dunnigan
Title:	Chief Financial Officer
Date: November 19, 2019